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                                                                EXHIBIT NO. 3-2

                                     BY-LAWS

                                       OF

                              MCN ENERGY GROUP INC.


                                    ARTICLE I

                                     OFFICES

                  SECTION 1.1. Registered Office. The registered office of the corporation shall be in Detroit, Michigan, at such place as the Board of Directors may from time to time designate.

                  SECTION 1.2. Other Offices. The corporation may also have offices at such other places both within and without the State of Michigan as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                                    MEETINGS
                                 OF SHAREHOLDERS

                  SECTION 2.1. Annual Meeting. The annual meeting of shareholders shall be held each year on such day during the month of May, or such day during any other month, and at such hour of the day as shall be designated by the Board of Directors. At such meeting, the shareholders shall elect Directors and transact such other business as may come before the meeting pursuant to the provisions of Section 2.11 of Article II below. The day, place and hour of each annual meeting shall be specified in the notice of the annual meeting. The meeting may be adjourned by the chairman of the meeting from time to time and place to place. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual or special meeting of shareholders.


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                  SECTION 2.2. Special Meetings. Except as otherwise prescribed by law, special meetings of the shareholders, for any purpose or purposes, may be called only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors. The notice of the special meeting shall state the time, place, and purposes of the special meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

                  SECTION 2.3. Place of Meetings. The Board of directors may designate any place either within or without the State of Michigan as the Place of meeting for any annual meeting or for any special meeting of shareholders. If no designation is made, the place of meeting shall be the registered office of the corporation in the State of Michigan.

                  SECTION 2.4. Notice of Meetings. Except as otherwise provided by law, written notice of the time, place and purpose or purposes for which a meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail by the corporation or its duly authorized agent, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage prepaid.

                  SECTION 2.5. Shareholder List. Before every meeting of shareholders, the officer or agent having charge of the stock transfer books shall prepare and certify a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order within each class, if any, the address of, and number of voting shares registered in the name of each shareholder. Such list shall be produced at the time and place of the meeting.

                  SECTION 2.6. Quorum. At each meeting of shareholders, the holders of record of a majority of the issued and outstanding stock of the corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Articles of Incorporation or these By-Laws.


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                  SECTION 2.7. Proxies. At every meeting of shareholders, each shareholder has the right to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by the shareholder or his or her authorized agent or representative, and bearing a date not more than three years prior to such meeting, unless the proxy provides for a longer period. Each proxy shall be filed with the Secretary of the corporation prior to or at the time of the meeting.

                  SECTION 2.8. Voting. Except as otherwise provided in the Articles of Incorporation, at every meeting of shareholders each holder of record of the issued and outstanding stock of the corporation entitled to vote thereat shall be entitled to one vote, in person or by proxy, for each share of stock held by such shareholder. At all meetings of shareholders, a quorum being present, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide all matters presented to the shareholders except as otherwise required by law or the Articles of Incorporation.

                  SECTION 2.9. Action Without Meeting. Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting; without prior notice and without a vote, if all the shareholders entitled to vote thereon consent thereto in writing.

                  SECTION 2.10. Adjournments. Any annual or special meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time by a majority vote of the shares present in person or by proxy. Unless the Board of Directors fixes a new record date for the adjourned meeting, it shall not be necessary to give notice of the adjourned meeting if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.

                  SECTION 2.11.     Shareholder Business By-Law.

                  (A) Annual Meeting of Shareholders. (1) The proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made (a) pursuant to the Corporation's notice of meetings,
(b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this

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By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-Law.

                  (2) For business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of the By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be received by the Secretary at the principal executive offices of the Corporation not less than 60 days no more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                  (3) The Corporation shall set forth in its proxy statement for each annual meeting of shareholders the date by which notice of nominations by shareholders of persons for election as directors or of other business proposed to be brought by shareholders at the next annual meeting of shareholders must be received by the Corporation to be considered timely pursuant to paragraph (d) of Article Seven of the Corporation's Articles of Incorporation and this By-Law. With respect to the first annual meeting of shareholders after the adoption of this By-Law, the Corporation shall issue a public announcement setting forth such information not less than 30 days prior to the applicable date.

                  (B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of

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shareholders as shall have been brought before the meeting pursuant to the
Corporation's notice of meeting.

                  (C) General. (1) Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The Chairman of the meeting shall have the power and duty to determine whether notice of any business proposed to be brought before the meeting was given in accordance with the procedures set forth in this By-Law, and, if not given in compliance with this By-Law, to declare that such proposal shall not be considered at the meeting.

                  (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (3) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                   ARTICLE III

                               BOARD OF DIRECTORS

                  SECTION 3.1 Management Responsibility. The business and affairs of the corporation shall be managed by the Board of Directors except as otherwise provided by law or by the Articles of Incorporation.

                  SECTION 3.2. Number; Election; Term. The number of Directors of the corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the corporation, except that the minimum number of Directors shall be fixed at not fewer than seven and the maximum number of Directors shall be fixed at not more than ten. The Directors shall be divided into three classes, designated as Class I, Class II and Class III. Each class

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shall consist, as nearly as may be possible, of one-third of the total number of
Directors constituting the entire Board of Directors. At the 1989 annual meeting of shareholders and at each succeeding annual meeting of shareholders, successors to the class of Directors whose terms of office expire at that annual meeting shall be elected to hold office for a three-year term, so that the term of office of one class of Directors shall expire in each year.

                  If the number of Directors is changed, any increase or decrease shall be apportioned among the classes of Directors so as to maintain the number of Directors in each class as nearly equal as possible, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. When the number of Directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional Directors until the next election of Directors by the shareholders.

                  SECTION 3.3. Resignation and Vacancies. Any Director may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring on the Board of Directors through death, resignation, retirement, removal or other cause, or resulting from an increase in the number of Directors, may be filled by the affirmative vote of a majority of the then remaining Directors, though less than a quorum, or by the sole remaining Director, for a term of office continuing only until the next election of Directors by the shareholders.

                  SECTION 3.4. Removal. Any Director may be removed from office at any time either (i) by vote of the holders of two-thirds of the shares entitled to vote at an election of Directors, but only for cause, or (ii) by vote of two-thirds of the other Directors, with or without cause.

                  SECTION 3.5. Meetings.

                  (A) Annual Meetings. As soon as practicable after each annual election of Directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business.

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                  (B) Other Meetings. Other meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time determine or upon call by the Chairman of the corporation.

                  SECTION 3.6. Notice of Meetings. The Secretary of the corporation shall give notice to each Director of the time and place of such meeting. Notice of each meeting shall be mailed to each Director at his or her residence or usual place of business, at least three days before the day on which such meeting is to be held, or shall be sent by telegraph, cable, or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice, signed by a Director, whether before or after the time stated therein, shall be deemed equivalent to adequate notice.

                  SECTION 3.7. Quorum and Manner of Acting. At each meeting of the Board of Directors, the presence of not less than a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice until a quorum shall be present.

                  SECTION 3.8. Action By Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board. Such consent shall have the same effect as a vote of the Board for all purposes.

                  SECTION 3.9. Meetings By Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting

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pursuant to this section shall constitute presence in person at such meeting.

                  SECTION 3.10. Compensation. Each Director, in consideration of his or her serving as such, shall be entitled to receive from the corporation such amount per annum or such fees for attendance at meetings of the Board of Directors or of any committee thereof, or both, as the Board shall from time to time determine. The Board may likewise provide that the corporation shall reimburse each Director or member of a committee for any expenses incurred by him or her on account of attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation thereof.


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                                   ARTICLE IV

                                    OFFICERS

                  SECTION 4.1. Officers. The officers of the corporation shall be a Chairman, President, a Secretary, and a Treasurer. The Board of Directors may elect or appoint such other officers of the corporation, including a Vice Chairman, a Controller, and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it deems necessary for the proper conduct and regulation of the business of the corporation and who shall have such authority and shall perform such duties as the Board of Directors, the Chairman or the President shall prescribe.

                  SECTION 4.2. Election and Term of Office. The officers of the corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors. If the election of officers shall not be held at such meeting of the Board, such election shall be held at a regular or special meeting of the Board of Directors as soon thereafter as may be convenient. Each officer shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

                  SECTION 4.3. Removal or Resignation. Any officer may be removed, with or without cause, by the Board of Directors. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 4.4. Vacancies. Any vacancy occurring in any office of the corporation because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

                  SECTION 4.5. Chairman. The Chairman shall be the Chief Executive Officer of the corporation and shall preside at all meetings of the shareholders and of the Board of Directors. Subject only to the Board of Directors, the Chairman shall have direct and general control of the management, business and affairs of the corporation, including the power and authority to make final decisions of policy relating to the corporation's goals and plans or which have a substantial effect upon the operations of the corporation, its financial position or results, or its

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relations with governmental bodies, consumers and the public generally.

                  SECTION 4.6. President. The President, subject to the direction of the Board of Directors and Chairman, shall be the Chief Operating Officer of the corporation and shall be responsible for directing and overseeing the administration and operations of the corporation. In the event that the offices of Chairman and President are held by the same person, the Board of Directors may designate an officer to serve as Chief Operating Officer. In the event of the Chairman's absence or inability to act, the President shall perform the duties of the Chairman. In the absence or disability of the President, the officer designated by the Chairman or the Board of Directors shall perform the duties and have the authority and exercise the powers of the President.

                  SECTION 4.7. Secretary. The Secretary shall keep the minutes of the meetings of the shareholders, the Board of Directors and committees of Directors, in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; have charge of the corporate records and of the seal of the corporation and shall affix the seal to any instrument requiring it, and when so affixed, shall attest to it by his or her signature. The Secretary shall perform such other duties and have such other authority and powers as the Board of Directors, the Chairman or President may from time to time prescribe.

                  SECTION 4.8. Treasurer. The Treasurer shall be responsible to the Board of Directors for the receipt, custody and disbursement of all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as the Board of Directors shall designate; disburse the funds of the corporation as ordered by the Board of Directors, the Chairman or the President or as required in the ordinary conduct of the business of the corporation; render to the Chairman, the President or the Board of Directors, upon request, an account of all transactions as Treasurer and a report on the financial condition of the corporation; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors, the Chairman, the President, or these By-Laws.

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                  SECTION 4.9. Vice President, Controller, Assistant Treasurers,
Assistant Secretaries and Assistant Controllers. The Vice President, the Controller, the Assistant Treasurers, Assistant Secretaries and Assistant Controllers shall, in general, perform such duties as shall be assigned to them by the Treasurer, Secretary or Controller, respectively, or by the Chairman, President or the Board of Directors.


                                    ARTICLE V

                                   COMMITTEES

                  SECTION 5.1. Audit Committee. There shall be an Audit Committee which shall have the authority to (1) cause the books and records of the corporation and its subsidiaries to be audited by a nationally recognized firm of independent auditors on an annual basis and at any other time it deems appropriate; (2) recommend the selection or discharge by the Board of Directors, as the case may be, of said firm of independent auditors; (3) meet with said firm of independent auditors and the Corporate Auditor of the corporation as often as necessary to review the audit plans and scope of audit procedures, the results of the respective audits and recommendations to management of the corporation and its subsidiaries; (4) review the accounting principles and policies and reporting practices followed by the corporation and its subsidiaries with management and with the independent auditors; (5) review the adequacy of the accounting and financial systems and internal controls of the corporation and its subsidiaries with the Corporate Auditor; (6) request the Corporate Auditor to conduct such other audits, investigations, or reviews of such books and records, accounting and internal control systems as the Audit Committee deems appropriate; and (7) review periodically the corporation's policies relating to the corporation's Code of Conduct including conflicts of interest, political contributions and sensitive payments and, if it deems it appropriate, investigate any alleged violations of such policies. The Audit Committee shall report to the Board of Directors at any time it deems appropriate or whenever called upon to do so.

                  SECTION 5.2. Compensation Committee. There shall be a Compensation Committee which shall, subject to approval of the Board of Directors, (1) fix the salaries and other direct compensation for all officers of the corporation or its subsidiaries or affiliates who are also Directors of the corporation; (2) have the authority to

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review and make recommendations with respect to the salary policies for other officers of the corporation and its subsidiaries and other management and supervisory personnel thereof; (3) have the authority to annually review and make recommendations to the Board of Directors with respect to the compensation to be paid to outside Directors of the corporation; (4) administer any executive stock incentive plan which may be approved by the shareholders; (5) administer any incentive bonus compensation plan approved for officers of the corporation or its subsidiaries or affiliates; and (6) report to the Board of Directors at the regular meeting of the Board immediately following any action taken by such Committee, or whenever it shall be called upon or believes it desirable to do so.

                  SECTION 5.3. Corporate Governance and Nominating Committee. There shall be a Corporate Governance and Nominating Committee which shall (1) screen and recommend candidates for the Board of Directors of the Corporation;
(2) review matters of corporate governance to ensure continued alignment with shareholder interests; (3) review the Corporation's efforts to meet its responsibilities to its non-owner stakeholders; (4) make recommendations regarding the ongoing effectiveness of the Board and the duties of the committees of the Board; and (5) consult with management with respect to policies affecting involvement of the Corporation and its subsidiaries in community affairs as well as philanthropic contributions by the Corporation, its subsidiaries, and the foundations sponsored by the Corporation and its subsidiaries.

                  SECTION 5.4. Finance Committee. There shall be a Finance Committee which shall have the authority to review and consult with management regarding the financial affairs of the corporation and its subsidiaries and to make recommendations thereon to the Board of Directors, including without limitation (1) the review of action regarding financial plans for the corporation and its subsidiaries submitted by the management; (2) the review of action regarding the timing and amount of debt and equity securities to be issued and sold by the corporation and its subsidiaries; (3) the semi-annual review of the investment performance under the Trusteed Benefit Plans and any recommended changes of investment policy for such plans; and (4) review of the investment policy for corporate funds.

                  SECTION 5.5. Membership. Each Committee of the Board shall consist of two or more Directors appointed by the Board of Directors. Each member of a Committee shall hold office until the annual meeting of the Board of


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Directors, except as hereinafter provided. Vacancies which occur in the membership of a Committee shall be filled by the Board of Directors. Any member of a Committee may be removed at any time by the Board of Directors upon a majority vote of the whole Board when, in the judgment of the Board of Directors, the best interests of the corporation will be served thereby. The Board of Directors shall designate the Committee member who shall serve as Chairman of the Committee and its presiding officer. The Committee shall select a Secretary who need not be a member of the Committee but may be an officer or employee of the corporation.

                  SECTION 5.6. Meetings. The date, time and place of each meeting of a Committee shall be specified in a notice to be given by the Secretary of the Committee to each Committee member not less than 24 hours prior to the meeting. Notice shall be given by oral, telegraph or telephone, or sent by mail to each Committee member at his or her usual place of business or at such address as the member may request in writing. At all meetings, the Secretary of the Committee shall take minutes of the proceedings and shall keep such minutes in the corporation's records. The Chairman of the Committee shall make an oral or a written report of all action taken by the Committee at the next regular meeting of the Board of Directors.

                  SECTION 5.7. Quorum. A majority of the members of a Committee shall constitute a quorum for the transaction of business, but if less than a quorum shall be present at any meeting, a majority of those present may adjourn the meeting from time to time. The vote of a majority of the members of the Committee present at any meeting of such Committee at which a quorum is present constitutes the action of such Committee.

                  SECTION 5.8. Action Without a Meeting. Any action required or permitted to be taken at any meeting of a Committee may be taken without a meeting if prior to or after such action a written consent thereto is signed by all members of the Committee, and such written consent is filed with the minutes of proceedings of the Committee. Any such consent shall have the same effect as a vote of the Committee for all purposes.

                  SECTION 5.9. Rules of Procedure. Each Committee shall determine its own rules of procedure consistent with these By-Laws.

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                  SECTION 5.10. Other Committees. The Board of Directors may by
resolution establish such other committees as may be desirable, the responsibilities and duties of which may be prescribed by the Board, subject to such limitations as provided by law.


                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  SECTION 6.1. Indemnification. Any Director or officer of the corporation who is or was a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action (including any civil, criminal, administrative or investigative suit or proceeding) by reason of the fact that he or she is or was a Director or officer of the corporation or is or was serving another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, including service with respect to employee benefit plans, shall be indemnified by the corporation against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid or to be paid in settlement reasonably incurred by such person in connection with the action. Such indemnification shall include the right to be paid by the corporation any reasonable expenses incurred by such person in defending such action in advance of its final disposition.

                  Indemnification hereunder shall be to the fullest extent now or hereafter authorized by the Michigan Business Corporation Act, and shall be determined in the manner provided therein; provided, however, that the corporation shall indemnify any person seeking indemnity in connection with an action (or part thereof) initiated by such person only if the action (or part thereof) was authorized by the Board of Directors. It shall be a defense to any claim for indemnity hereunder that the claimant has not met the applicable standard of conduct for which indemnification is permitted under the Michigan Business Corporation Act.

                  The corporation may, by action of its Board of Directors, provide indemnification to employees and agents to the same or a lesser extent as the foregoing indemnification of Directors and officers.

                  Indemnification provided hereunder shall be a contract right between the corporation and each Director or officer of the corporation who serves in such capacity at

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any time while this Section 6.1 is in effect; shall continue to a person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, personal representatives and administrators of such person; and shall not be exclusive of any other right which any person may have or hereafter acquire under any other written contractual agreement.

                  Neither the corporation nor its Directors or officers nor any person acting on its behalf shall be liable to anyone for any determination as to the existence or absence of conduct which would provide a basis for making or refusing to make any payment hereunder or for taking or omitting to take any other action hereunder, in reliance upon advice of counsel.


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                                   ARTICLE VII

                           CERTIFICATES FOR SHARES AND
                                 THEIR TRANSFER

                  SECTION 7.1. Certificates for Shares. The certificates for shares of the capital stock of the corporation, shall be in such form as shall from time to time be approved by the Board of Directors. The certificate shall be signed by the Chairman, President or a Vice President and by the Secretary or Treasurer, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employees. In case an officer who has signed or whose facsimile signature has been placed on a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issue.

                  SECTION 7.2. Transfer of Shares. Shares shall be transferable only on the books of the corporation by the holder thereof in person or by his or her duly authorized attorney.

                  SECTION 7.3. Fixing Record Date. The record date for determining shareholders for any purpose shall be established by resolution of the Board of Directors and shall be not more than 60 days before any meeting, payment date, or any other action and, in the case of a meeting, shall not be less than 10 days before such meeting.

                  SECTION 7.4. Lost, Destroyed or Mutilated Certificate. In case of the alleged loss or destruction or the mutilation of a certificate representing stock of the corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  SECTION 8.1. Books and Records. The corporation shall keep current and complete books and records of account and shall keep minutes of the proceedings of the shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or

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at the office of its transfer agent or registrar, a record of the names and addresses of all shareholders and the number and class of shares held by each.

                  SECTION 8.2. Fiscal Year. The fiscal year of the corporation shall commence on the first day of January, and end the thirty-first day in December of each year.

                  SECTION 8.3. Corporate Seal. The corporate seal of the corporation shall be circular in form, one and seven-eighths inches in diameter, with the name of the corporation engraved around the margin, and the figures "1988", the year of its incorporation, engraved in the center.

                  SECTION 8.4. Voting of Stock. Unless otherwise ordered by the Board of Directors, the Chairman, the President or any Vice President of the corporation shall have full power and authority to act and vote, in the name and on behalf of this corporation, at any meeting of shareholders of any corporation in which this corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock, and shall have full power and authority to execute, in the name and on behalf of this corporation, proxies authorizing any suitable person or persons to act and to vote at any meeting of shareholders of any corporation in which this corporation may hold stock, and at any such meeting the person or persons so designated shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock.

                  SECTION 8.5. Amendment of By-Laws. Subject to applicable law, the Board of Directors shall have power to make, amend and repeal the By-laws of the corporation, at any regular or special meeting of the Board by a majority vote of the Board. Nothing in this Section shall be construed to limit the power of the shareholders to amend, alter or rescind any of the By-laws of the corporation.


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